Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-120721, 333-98491, 333-67788, 333-40978, 333-87777, 333-60109, 333-38141,033-94364 ,333-50326, and 333-58560) pertaining to the Supplemental Executive Retirement Plan II of Fremont General Corporation , the Fremont General Corporation 1997 Stock Plan, the Fremont General Corporation Non-qualified Stock Option Plan of 1989, the Fremont General and Affiliated Companies Investment Incentive program, and the 2001 Fremont General Corporation Supplemental Retirement Plan, respectively, and the Registration Statement (Form S-8/S-3 No. 333-17525) as amended pertaining to the Fremont General Corporation 1995 Restricted Stock Award Plan of our reports dated March 10, 2005, with respect to the consolidated financial statements of Fremont General Corporation, Fremont General Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Fremont General Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2004.

Los Angeles, California
March 10, 2005